Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
bholt@informationsg.com

Investor Contact:
Frank Martell
203-517-3104
fmartell@informationsg.com

INFORMATION SERVICES GROUP ANNOUNCES

FIRST QUARTER 2009 FINANCIAL RESULTS

Revenues of $34.3 Million, Down 25% from Same Period in 2008

First Quarter EBITDA of $4.4 Million, Down 37% from Prior Year

Fully Diluted Cash EPS of $0.10 Per Share Compared

With $0.15 During First Quarter 2008

STAMFORD, Conn., May 7, 2009 — Information Services Group, Inc. (ISG) (NASDAQ: III, IIIIU, IIIIW), an industry-leading, information-based services company, today announced financial results for the first quarter 2009 which ended on March 31, 2009.

ISG reported total revenues of $34.3 million during first quarter 2009, a decrease of $11.3 million (or 25%) from $45.6 million in the first quarter of 2008.  Reported revenues decreased 17% before the impact of currency translation.  Fee revenues (revenues before client reimbursable expenses) aggregated $31.9 million during the first quarter of 2009, a decrease of 24% year-over-year (down 16% before the impact of currency translation).  Revenues in the Americas decreased 26% for the quarter as current and prospective clients deferred sourcing decisions in the face of the continuing economic downturn.  Revenues from international operations increased 4% on a constant currency basis from a record performance in first quarter 2008 as clients, particularly in Western Europe, adopted a more cautious approach to implementing sourcing strategies in the face of growing macro-economic uncertainties.  International revenues in the first quarter of 2009 were down 23% year-over-year including the impact of currency translation.

Information Services Group, Inc.	t: 203 517 3100
Four Stamford Plaza	f: 203 517 3199
107 Elm Street, Stamford, CT 06902	www.informationsg.com

Reported operating income for the three months ended March 31, 2009 totaled $2.1 million compared with $3.9 million during the same 2008 period.  Excluding the impact of year-on-year currency translation on reported revenues and expenses, operating income decreased $1.4 million or 40% from first quarter 2008 levels.  First quarter 2009 earnings before interest, taxes, depreciation and amortization (EBITDA, a non-GAAP measure) totaled $4.4 million (13.8% of fee revenues), compared with first quarter 2008 EBITDA of $7.0 million (16.6% of fee revenues).  Excluding the impact of currency translation, EBITDA decreased $1.9 million or 30% from first quarter 2008 levels.

The declines in operating income and EBITDA reported during the first quarter of 2009 were primarily the result of lower revenue levels in the Americas as well as unfavorable currency translation.  Higher gross margins resulting from ongoing cost productivity programs partially offset the impact of lower revenues as well as higher selling and market development and public company related costs.

Reported fully diluted earnings per share (EPS) for the first quarter 2009 totaled $0.02 versus $0.05 for the same 2008 period.  Fully diluted cash EPS (a non-GAAP measure) for the first quarter of 2009 was $0.10 compared with $0.15 for the first quarter of 2008.  The decrease in diluted cash EPS was principally attributable to lower revenues and a foreign currency transaction gain in 2008 which had no 2009 counterpart offset partially by higher gross margins driven by ISG’s ongoing cost productivity focus, lower net interest expense and decreased income taxes.

Other Financial and Operating Highlights

Cash and cash equivalents aggregated $50.6 million at March 31, 2009, a net decrease of $10.5 million from year end 2008.  Cash and cash equivalents at March 31, 2009 were up $6.2 million compared with March 31, 2008.  The decrease in cash balances from year-end 2008 was principally attributable to the disbursement of 2008 variable incentive plan payments during March 2009 as well as capital expenditures, Value Creation Plan (VCP) related severance, and term loan interest and principal repayments.  Total outstanding debt at March 31, 2009 was $93.8 million.

“We are navigating through the challenging global economic conditions by driving best-in-class cost productivity levels, investing in our future with new product and service offerings and expanding our global presence.  Sourcing strategies remain a compelling business case with a strong ROI for our clients.  When corporate confidence and decision-making returns we believe  our global leadership, data driven products and services and our robust geographic footprint will provide a unique platform to support our clients’ efforts to lower their costs and drive business improvements in their key technology and business operations,” said Michael P. Connors, Chairman and CEO of ISG.

Conference Call

ISG has scheduled a conference call at 2:00 p.m. Eastern Standard Time, Friday, May 8, 2009, to discuss the Company’s financial results.  The call can be accessed by dialing 1 (888) 211-0193 or for international callers 001 (913) 312-0412.  The access code is 9059494.

#   #   #

About Information Services Group, Inc.

Information Services Group, Inc. (ISG) was founded in 2006 to build an industry-leading, high-growth, information-based services company by acquiring and growing businesses in advisory, data, business and media information services.  In November 2007, ISG acquired TPI, the largest sourcing advisory firm in the world.  Based in Stamford, Connecticut, ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.  For more, visit www.informationsg.com.

About TPI

TPI, a unit of ISG, is the founder and innovator of the sourcing advisory industry, and the largest sourcing data and advisory firm in the world.  TPI is expert at a broad range of business support functions and related research methodologies. Utilizing deep functional domain expertise and extensive practical experience, TPI’s accomplished industry experts collaborate with organizations to help them advance their business operations through the best combination of business process improvement, shared services, outsourcing and offshoring.  In addition, TPI Momentum, a business unit of TPI, provides information and insights to outsourcing and offshoring service providers to help them provide enhanced services to their sourcing clients. For additional information, visit www.tpi.net.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three months ended March 31, 2009 and March 31, 2008.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, and amortization of intangible assets resulting from acquisitions) and cash earnings (defined as net income plus amortization of intangible assets and non-cash stock based compensation) and selected financial data on a constant currency basis (using foreign currency exchange rates as of November 30, 2008), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and TPI including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and TPI’s intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of the Company’s revenues and may maintain sizable accounts receivables with the Company; and (14) ability to achieve the cost reduction and productivity improvements contemplated in the previously announced “Value Creation Plan” and in subsequent programs.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission (“SEC”).  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months
	Ended March 31,
	2009	2008

Revenue	$34,299	$45,554
Operating expenses
Direct costs and expenses for advisors	14,865	25,814
Selling, general and administrative	15,009	13,240
Depreciation and amortization	2,372	2,588
Operating income	2,053	3,912
Interest income	163	367
Interest expense	(1,303)	(1,924)
Foreign currency transaction (loss) gain	(12)	461

Income before taxes	901	2,816
Income tax provision	(360)	(1,153)
Net income	$541	$1,663

Weighted average shares outstanding:
Basic	31,418	31,359
Diluted	31,465	31,359

Net income per share:
Basic	$0.02	$0.05
Diluted	$0.02	$0.05

EBITDA	$4,413	$6,961
Less:
Income tax	360	1,153
Interest expense (net of interest income)	1,140	1,557
Depreciation and amortization	2,372	2,588
Net income	$541	$1,663
Plus:
Amortization	2,036	2,212
Non-cash stock based compensation	693	718
Cash earnings	$3,270	$4,593

Cash earnings per share:
Basic	$0.10	$0.15
Diluted	$0.10	$0.15

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	March 31, 2009	Three Months Ended	Constant currency	March 31, 2008
	March 31, 2009	impact (1)	Adjusted	March 31, 2008	impact (1)	Adjusted
Revenue	$34,299	$(229)	$34,070	$45,554	$(4,475)	$41,079
Operating income	$2,053	$11	$2,064	$3,912	$(474)	$3,438
EBITDA	$4,413	$47	$4,460	$6,961	$(631)	$6,330

(1) Using foreign currency rates as of 11/30/2008 (see also page 3)